UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 11, 2013

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2013, Così, Inc. (the “Company”) issued a press release announcing changes to its executive management as discussed below.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 11, 2013, Ms. Carin Stutz resigned as Chief Executive Officer and President of the Company and as a member of the Board, effective immediately.  Effective as of June 11, 2013, the Board appointed Mr. Stephen Edwards, the Company’s current Executive Chairman of the Board, to serve as the Company’s Chief Executive Officer and President.  In connection with Mr. Edwards appointment as Chief Executive Officer and President, Mr. Edwards resigned as Executive Chairman and the Board appointed Mr. Mark Demilio to serve as the Non-Executive Chairman of the Board.

Mr. Edwards, age 50, was appointed Executive Chairman of the Board as of January 1, 2012, and has been a member of the Board of Directors since October 2011.  He also serves as a managing member of Edwards Capital Management LLC, a private investment company.  From July 2002 to January 2009, Mr. Edwards served as a Senior Managing Director of Atticus Capital LLC, a private partnership investing globally in public equity securities.  From January 2003 to February 2006, Mr. Edwards also served as a founding partner and portfolio manager of Atticus Opportunity Fund, Ltd., a private partnership investing in distressed assets.  Prior to that time, Mr. Edwards served as a Senior Managing Director of Bruckmann, Rosser, Sherrill & Co., LLC, a middle market leveraged buyout fund.  He has previously served on the Boards of Directors of Kemet Corporation, Smith Alarm Holdings, Town Sports International Holdings, Au Bon Pain Inc., Windy Hill Pet Food Company Inc., Unwired Plc, Anvil Holdings, and Chammps Entertainment Inc. (NASDAQ:  CMPP).

On June 13, 2013, the Company entered into an Employment Agreement (the “Agreement”) effective as of June 11, 2013 with Mr. Edwards concerning the compensation he will receive in his role as Chief Executive Officer and President.

Under the Agreement, the Company has agreed to pay Mr. Edwards an annual salary equal to $350,000 and to reimburse Mr. Edwards for all reasonable out-of-pocket business expenses incurred by Mr. Edwards in connection with his performance of services under the Agreement, including, without limitation, expenses incurred by or related to Mr. Edwards’ spouse or other immediate family member accompanying him on up to two (2) trips per month to either the Company’s headquarters or other travel conducted by Mr. Edwards in his capacity as Chief Executive Officer and President.  Mr. Edwards will be reimbursed for his monthly health insurance premiums.  In addition, Mr. Edwards may participate in the Company’s 401(k) retirement plan.  Mr. Edwards’ employment may be terminated by either party at any time for any reason.

A copy of the Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Ms. Stutz’ resignation from the Company effective June 11, 2013 (the “Effective Date of Termination”, the Company and Ms. Stutz entered into a Letter Agreement, dated June 11, 2013 (the “Letter Agreement”).  Pursuant to the Letter Agreement, notwithstanding the provisions of Section 9(d) of her Employment Agreement dated December 12, 2011 (“Employment Agreement”), provided that Ms. Stutz delivers the executed General Release of Claims in the form attached as Exhibit A to her Employment Agreement, (a) the Company will pay to Ms. Stutz an amount equal to 12 months of her base salary, payable in bi-monthly payments in accordance with the Company’s regular payroll schedule, and (b) her and her covered dependents will be entitled to continued participation  on the same terms and conditions as applicable immediately prior to the Effective Date of Termination for 12 months in such medical, dental, hospitalization and life insurance coverages in which she and her eligible dependents were participating immediately prior to the Effective Date of Termination and shall thereafter be entitled to COBRA continuation to the extent authorized under controlling law.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of June 11, 2013, between Stephen Edwards and Cosi, Inc.

10.2	Letter Agreement, dated as of June 11, 2013, between Carin Stutz and Così, Inc.

99.1	Press Release of Così, Inc., dated June 11, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013	Così, Inc. /s/ William E. Koziel Name: William E. Koziel Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Employment Agreement, dated as of June 11, 2013, between Stephen Edwards and Cosi, Inc.	10.1

10.2	Letter Agreement, dated as of June 11, 2013, between Carin Stutz and Così, Inc.	10.2

99.1	Press Release of Così, Inc., dated June 11, 2013.	99.1